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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

         The following is a list of the subsidiaries of Investors Bancorp, Inc.:

         Name                                            State of Incorporation
         ----                                            ----------------------

         Investors Savings Bank                          New Jersey

         ISB Mortgage Company LLC                        New Jersey *

         ISB Asset Corporation                           New Jersey *

         ISB Holdings, Inc.                              New Jersey *

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         * Subsidiary of Investors Savings Bank